Exhibit 99-1

August 22, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners to Participate in Citigroup MLP Conference

    TULSA, Okla. – Aug. 22, 2011 -- ONEOK Partners, L.P. (NYSE: OKS) will participate in the Citigroup One-on-One Master Limited Partnership / Midstream Infrastructure Conference on Wednesday, Aug. 24, 2011, and Thursday, Aug. 25, 2011, in Las Vegas, Nev.

    John W. Gibson, ONEOK Partners chairman, president and chief executive officer, and Terry K. Spencer, ONEOK Partners chief operating officer, will be conducting a series of one-on-one meetings with members of the investment community.

    The materials utilized at the conference will be accessible on the ONEOK Partners website, www.oneokpartners.com, on Aug. 24, 2011.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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